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                                                                    Exhibit 11.1

                      SERVICE CORPORATION INTERNATIONAL
                      COMPUTATION OF EARNINGS PER SHARE

                                                              Three Months Ended                   Six Months Ended
                                                                   June 30,                            June 30,
                                                            1996           1995                 1996           1995
- ---------------------------------------------------------------------------------------------------------------------
                                                                   (Thousands, except per share amounts)
PRIMARY:
Net income  . . . . . . . . . . . . . . . . . . . . . .      $   62,250   $    40,640    $    134,147    $    88,020
                                                             ==========   ===========    ============    ===========
Average number of common shares outstanding   . . . . .         117,652        96,131         117,549         95,941
Common stock equivalents applicable to options
   outstanding resulting from application of the
   "treasury stock method" using average stock
   price    . . . . . . . . . . . . . . . . . . . . . .           2,904           856           2,598            788
                                                             ----------    ----------     -----------    -----------
Average common and common equivalent shares
   used in earnings per share . . . . . . . . . . . . .         120,556        96,987         120,147         96,729
                                                             ==========    ==========     ===========    ===========
Primary Earnings Per Common Share:
   Net income . . . . . . . . . . . . . . . . . . . . .      $      .52    $      .42     $      1.12    $       .91
                                                             ==========    ==========     ===========    ===========
FULLY DILUTED:
Net income  . . . . . . . . . . . . . . . . . . . . . .      $   62,250   $    40,640     $   134,147    $    88,020
Add after tax interest expense applicable to
   convertible debentures . . . . . . . . . . . . . . .           1,953         3,711           3,894          7,451
                                                             ----------   -----------    ------------    -----------
                                                             $   64,203   $    44,351    $    138,041    $    95,471
                                                             ==========   ===========    ============    ===========
Average number of common shares
   outstanding  . . . . . . . . . . . . . . . . . . . .         117,652        96,131         117,549         95,941
Common stock equivalents applicable to options
   outstanding resulting from application of the
   "treasury stock method" using end of period
   stock price (if greater than average stock
   price for period)                                              3,162         1,117           2,867            919
Assuming conversion of convertible debentures . . . . .           6,841        15,708           6,838         15,751
                                                             ----------   -----------    ------------    -----------
Average shares used in fully diluted earnings per
share       . . . . . . . . . . . . . . . . . . . . . .         127,655       112,956         127,254        112,611
                                                             ==========   ===========    ============    ===========

Fully Diluted Earnings Per Common Share:
         Net income . . . . . . . . . . . . . . . . . .      $      .50   $       .39    $       1.08    $       .85
                                                             ==========   ===========    ============    ===========
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